EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Golden Oval Eggs, LLC (the “Company”) on Form 10-Q for the period ended May 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Doug Leifermann, Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Doug Leifermann
Doug Leifermann
Vice President/Chief Financial Officer

Date: July 14, 2005